UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022 (December 1, 2022)

SURGE COMPONENTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27688	11-2602030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 East Jefryn Blvd., Deer Park, New York	11729
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 595-1818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each Exchange on which registered.
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 30, 2022, the Company held its 2022 Annual Meeting (the “2022 Annual Meeting”). The voting results were as listed below:

Proposal 1: Election of Directors

The votes to elect seven directors to hold office until the 2023 Annual Meeting of Stockholders as of November 30, 2022 were as follows:

	FOR	WITHHOLD	BROKER NON-VOTE
Ira Levy	2,616,928	171,909	1,280,040
Steven J. Lubman	2,616,928	171,909	1,280,040
Alan Plafker	2,617,111	171,726	1,280,040
Martin Novick	2,616,111	171,726	1,280,040
Peter Levy	2,616,928	171,909	1,280,040
Lawrence Chariton	2,616,928	171,726	1,280,040
Gary Jacobs	2,617,111	171,726	1,280,040

Proposal 2: Ratification of the appointment of independent registered public accounting firm.

The votes as of November 30, 2022, to ratify the appointment of Seligson & Giannattasio, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, were as follows:

FOR	AGAINST	ABSTAIN
3,799,388	137,882	131,607

Proposal 3: To ratify the amendment to the rights plan for the purpose of extending the plan for three years.

The votes as of November 30, 2022, were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
2,577,692	206,090	5,055	1,280,040

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2022

Surge Components, Inc.

/s/ Ira Levy
Ira Levy
Chief Executive Officer

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